Exhibit 99.4
August 26, 2010
RigNet, Inc.
1880 S. Dairy Ashford, Suite 300
Houston, Texas 77077
Attention: William D. Sutton, Vice President and General Counsel
Re: Consent to be Named in Registration Statement
Ladies and Gentlemen:
     I hereby consent to be named as a future director in the Form S-1 registration statement to be filed with the Securities and Exchange Commission, including any and all amendments and post-effective amendments thereto and any related registration statements filed under Rule 462(b), and in the accompanying prospectuses forming a part thereof.

Sincerely,
/s/ Mark B. Slaughter
Mark B. Slaughter, President and Chief Executive Officer